Exhibit 99.1

         AUTODESK FIRST QUARTER EARNINGS PER SHARE INCREASE 72 PERCENT;
               RAISES GUIDANCE FOR SECOND QUARTER AND FISCAL YEAR

    SAN RAFAEL, Calif., May 19 /PRNewswire-FirstCall/ -- Autodesk, Inc. (Nasdaq:
ADSK) today announced financial results for its first fiscal quarter ended April 30, 2005. For the first quarter, Autodesk reported net revenues of $355 million, a 19 percent increase over $298 million reported in the first quarter of the prior year.

    First quarter net income was $76 million, or $0.31 per diluted share, on a GAAP basis and $75 million, or $0.30 per diluted share on a non-GAAP basis. Non-GAAP net income excludes a $1 million benefit related to the successful resolution of tax audits for a prior year. Net income in the first quarter of the prior year was $43 million, or $0.18 per diluted share, on a GAAP basis, and $51 million, or $0.22 per diluted share on a non-GAAP basis.

    "Autodesk had another outstanding quarter," said Carol Bartz, Autodesk chairman and CEO. "In March, we launched the strongest product portfolio in the company's history, which included more than 25 products. Our customers are interested in quick implementation, ease of use and fast return on investment. Our results demonstrate that Autodesk is meeting those needs."

    Autodesk's performance was driven by strong growth in revenues from new seats and subscriptions, increasing penetration of its vertical and 3D products and continued improvement in profitability.

    First quarter revenues from new seats increased 22 percent over the prior year. Revenues from new seats of AutoCAD increased 26 percent over the prior year.

    Combined revenues from subscriptions and upgrades increased 19 percent over the first quarter of fiscal 2005. Consistent with company strategy, subscription revenues, which are called maintenance in the financial statements, increased 57 percent over last year. Combined revenues from subscriptions and upgrades continue to represent approximately one-third of total revenues.

    The company's vertical and 3D products continue to increase their market penetration. In the first quarter, revenues from Autodesk Map(R) 3D increased 25 percent over the prior year. Combined revenues from AutoCAD(R) Mechanical and AutoCAD(R) Electrical software increased 53 percent over last year. Revenues from new commercial seats of Autodesk(R) Inventor(R) Series, Autodesk Inventor Professional, Autodesk(R) Revit(R) Building, Autodesk AutoCAD(R) Revit(R) Series, and Autodesk Civil 3D(TM) software, increased 83 percent over the prior year.

    During the quarter Autodesk continued to improve its profitability. Operating margins increased to 26 percent on a GAAP and non-GAAP basis. Operating margins in the first quarter of fiscal 2005 were 18 percent on a GAAP basis and 21 percent on a non-GAAP basis.

    "I have never been more confident of our future opportunities," said Bartz. "We have already introduced outstanding new versions of our product portfolio. Our refreshed product line and our commitment to continue to improve our productivity and efficiency position the company for strong growth. We've got the right strategy, the right products and the right people to continue to grow this company faster and more profitably than our competitors."

    A reconciliation of the above non-GAAP operating margin, net income and EPS amounts to the corresponding GAAP amounts is provided at the end of this press release.

    Business Outlook
    The following statements are forward looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below.

    Second Quarter Fiscal 2006
    Net revenues for the second quarter of fiscal 2006 are currently expected to be in the range of $350 million to $360 million. Operating expenses are expected to increase in the second quarter due to increasing investments in growth initiatives. GAAP and non-GAAP earnings per diluted share are currently expected to be in the range of $0.22 to $0.24 per diluted share.

    Full Year Fiscal 2006
    For fiscal year 2006, net revenues are currently expected to be in the range of $1.45 billion to $1.5 billion. GAAP and non-GAAP earnings per diluted share are expected to be in the range of $1.14 to $1.19.

    All fiscal 2006 EPS guidance ranges are based on the company's 20 percent estimated tax rate. The company currently believes that its effective tax rate will revert back to a 24 percent effective tax rate in fiscal year 2007.

    Safe Harbor Statement
    This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under "Business Outlook" above, statements regarding our expected effective tax rate and other statements regarding our anticipated performance. Factors that could cause actual results to differ materially include the following: general market and business conditions, the timing and degree of expected investments in growth opportunities, failure to successfully integrate new or acquired businesses and technologies, failure to achieve sufficient sell-through in our channels for new or existing products, failure of key new applications to achieve anticipated levels of customer acceptance, pricing pressure, failure to achieve continued cost reductions and productivity increases, failure to achieve continued migration from 2D products to 3D products, unanticipated changes in tax rates, failure to achieve continued success in technology advancements, changes in foreign currency exchange rates, the financial and business condition of our reseller and distribution channels, renegotiation or termination of royalty or intellectual property arrangements, interruptions or terminations in the business of the company's third party developers, failure to achieve continued migration from 2D products to 3D products, failure to grow lifecycle management or collaboration products, and unanticipated impact of accounting for technology acquisitions.

    Further information on potential factors that could affect the financial results of Autodesk are included in the company's report on Form 10-K for the year ended January 31, 2005 which is on file with the Securities and Exchange Commission.

    Autodesk will host its first quarter earnings announcement today at 5:00 p.m. EDT. The live announcement may be accessed at 800-901-5213 (passcode:
25271857). A replay of the call will be available at 4:00 p.m. PDT on our website at www.autodesk.com/investors or by dialing 888-286-8010 and reference 31289701 as the pass code. An audio webcast will also be available beginning at 5:00 p.m. EDT at www.autodesk.com/investors. A replay of this webcast will be maintained on our website for at least twelve months.

    About Autodesk
    Autodesk, Inc. is wholly focused on ensuring that great ideas are turned into reality. With six million users, Autodesk is the world's leading software and services company for the building, manufacturing, infrastructure, digital media, and wireless data services fields. Autodesk's solutions help customers create, manage, and share their data and digital assets more effectively. As a result, customers turn ideas into competitive advantage by becoming more productive, streamlining project efficiency, and maximizing profits. Founded in 1982, Autodesk is headquartered in San Rafael, California. For additional information about Autodesk, please visit www.autodesk.com.

    NOTE: Autodesk, AutoCAD, AutoCAD Electrical, AutoCAD Mechanical, Autodesk Inventor, Autodesk Map, Civil 3D and Revit are either trademarks or registered trademarks of Autodesk, Inc., in the United States and/or other countries. All other brand names, product names, or trademarks belong to their respective holders.

      Investors:  Sue Pirri, sue.pirri@autodesk.com, 415-507-6467
                  John Clancy, john.clancy@autodesk.com, 415-507-6373

      Press:      Nicole Pack, nicole.pack@autodesk.com, 415-507-6282

Autodesk, Inc.
Consolidated Statements of Income
(In thousands, except per share data)

                                                   Three Months Ended
                                                        April 30,
                                               ---------------------------
                                                   2005           2004
                                               ------------   ------------
                                                      (Unaudited)
Net revenues:
   License and other                           $    296,378   $    260,509

   Maintenance                                       58,741         37,367

      Total net revenues                            355,119        297,876

Costs and expenses:
   Cost of license and other revenues                38,693         37,585

   Cost of maintenance revenues                       4,814          4,287

   Marketing and sales                              127,397        109,279

   Research and development                          65,852         57,881

   General and administrative                        27,741         27,073

   Restructuring                                         --          8,250

      Total costs and expenses                      264,497        244,355

Income from operations                               90,622         53,521

Interest and other income, net                        3,012          2,416

Income before income taxes                           93,634         55,937

Provision for income taxes                          (17,556)       (13,432)

Net income                                     $     76,078   $     42,505

Basic net income per share                     $       0.33   $       0.19

Diluted net income per share                   $       0.31   $       0.18

Shares used in computing basic
 net income per share                               227,715        224,104

Shares used in computing diluted
 net income per share                               249,272        238,565

Autodesk, Inc.
Non-GAAP Consolidated Statements of Income
(See non-GAAP adjustments listed in the tables below)
(In thousands, except per share data)

                                                   Three Months Ended
                                                        April 30,
                                               ---------------------------
                                                   2005           2004
                                               ------------   ------------
                                                      (Unaudited)
Net revenues:
   License and other                           $    296,378   $    260,509

   Maintenance                                       58,741         37,367

      Total net revenues                            355,119        297,876

Costs and expenses:
   Cost of license and other revenues                38,693         37,585

   Cost of maintenance revenues                       4,814          4,287

   Marketing and sales                              127,397        109,279

   Research and development                          65,852         57,881

   General and administrative                        27,741         27,073

      Total costs and expenses                      264,497        236,105

Income from operations                               90,622         61,771

Interest and other income, net                        3,012          2,416

Income before income taxes                           93,634         64,187

Provision for income taxes                          (18,727)       (12,838)

Non-GAAP net income                            $     74,907   $     51,349

Basic non-GAAP net income per share            $       0.33   $       0.23

Diluted non-GAAP net income per share          $       0.30   $       0.22

Shares used in computing basic
 non-GAAP net income per share                      227,715        224,104

Shares used in computing diluted
 non-GAAP net income per share                      249,272        238,565

                                                   Three Months Ended
                                                        April 30,
                                               ---------------------------
                                                   2005           2004
                                               ------------   ------------
                                                      (Unaudited)
A reconciliation between operating
 expenses on a GAAP basis and non-GAAP
 operating expenses is as follows:

GAAP costs and expenses                        $    264,497   $    244,355

Restructuring                                            --         (8,250)

Non-GAAP costs and expenses                    $    264,497   $    236,105

A reconciliation between income from
 operations on a GAAP basis and non-GAAP
 income from operations is as follows:

GAAP income from operations                    $     90,622   $     53,521

Restructuring                                            --          8,250

Non-GAAP income from operations                $     90,622   $     61,771

A reconciliation between provision for
 income taxes on a GAAP basis and
 non-GAAP provision for income taxes is
 as follows:

GAAP provision for income taxes                $    (17,556)  $    (13,432)

Income tax effect on restructuring at
 the normalized rate                                     --         (1,650)

Dividends received deduction benefit                     --          2,244

Non-recurring tax benefit                            (1,171)            --

Non-GAAP provision for income taxes            $    (18,727)  $    (12,838)

A reconciliation between net income on a GAAP basis and non-GAAP net income is as follows:

GAAP net income                                $     76,078   $     42,505

Restructuring                                            --          8,250

Income tax effect on restructuring at
 the normalized rate                                     --         (1,650)

Dividends received deduction benefit                     --          2,244

Non-recurring tax benefit                            (1,171)            --

Non-GAAP net income                            $     74,907   $     51,349


A reconciliation between diluted net
 income per share on a GAAP basis and
 diluted non-GAAP net income per share
 is as follows:

GAAP diluted net income per share              $      0.305   $      0.178

Restructuring                                  $         --   $      0.035

Income tax effect on restructuring at
 the normalized rate                           $         --   $     (0.007)

Dividends received deduction benefit           $         --   $      0.009

Non-recurring tax benefit                      $     (0.005)  $         --

Non-GAAP diluted net income per share          $      0.300   $      0.215

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results. In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

Autodesk, Inc.
Consolidated Balance Sheets
(In thousands)

                                                April 30,     January 31,
                                                   2005           2005
                                               ------------   ------------
                                               (Unaudited)     (Audited)
ASSETS:

Current assets:
  Cash and cash equivalents                    $    518,078   $    517,654
  Marketable securities                              19,698         15,038
  Accounts receivable, net                          190,216        196,827
  Inventories                                        14,724         12,545
  Deferred income taxes                              25,608         14,250
  Prepaid expenses and other current
   assets                                            28,386         25,483
Total current assets                                796,710        781,797

Computer equipment, software,
 furniture and leasehold improvements,
 at cost:
  Computer equipment, software and
   furniture                                        196,413        191,656
  Leasehold improvements                             32,490         32,586
  Less accumulated depreciation                    (163,318)      (154,676)
Net                                                  65,585         69,566

Purchased technologies and
 capitalized software, net                           10,355          9,319
Goodwill                                            172,370        166,628
Deferred income taxes, net                          116,793        105,061
Other assets                                         15,792          9,833
                                               $  1,177,605   $  1,142,204

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
  Accounts payable                             $     61,191   $     46,234
  Accrued compensation                               72,942        140,622
  Accrued income taxes                               53,720         41,549
  Deferred revenues                                 202,087        178,701
  Other accrued liabilities                          51,947         66,839
Total current liabilities                           441,887        473,945

Deferred revenues                                    19,987         15,528
Other liabilities                                     4,940          4,653

Stockholders' equity:

  Preferred stock                                        --             --
  Common stock and additional paid-in
   capital                                          664,745        625,225
  Accumulated other comprehensive
   loss                                              (3,311)        (2,843)
  Deferred compensation                                (138)          (269)
  Retained earnings                                  49,495         25,965
Total stockholders' equity                          710,791        648,078
                                               $  1,177,605   $  1,142,204

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)

                                                   Three Months Ended
                                                        April 30,
                                               ---------------------------
                                                   2005           2004
                                               ------------   ------------
                                                      (Unaudited)
Operating Activities
  Net income                                   $     76,078   $     42,505
  Adjustments to reconcile net income
   to net cash provided by operating
   activities:
       Depreciation and amortization                 12,585         12,502
       Stock compensation expense                       131            197
       Net loss on fixed asset
        disposals                                        11            212
       Tax benefits from employee
        stock plans                                  23,905         24,414
       Restructuring related charges,
        net                                              --          4,326
       Changes in operating assets
        and liabilities                             (47,448)       (28,993)
Net cash provided by operating
 activities                                          65,262         55,163

Investing Activities
  Net (purchases) sales and
   maturities of available-for-sale
   marketable securities                             (4,660)        30,757
  Capital and other expenditures                     (5,534)        (5,864)
  Business combinations, net of cash
   acquired                                         (16,542)        (6,500)
  Other investing activities                              7           (843)
Net cash (used in) provided by
 investing activities                               (26,729)        17,550

Financing activities
  Proceeds from issuance of common
   stock, net of issuance costs                      40,129        104,934
  Repurchases of common stock                       (73,656)      (149,033)
  Dividends paid                                     (3,406)        (3,302)
Net cash used in financing activities               (36,933)       (47,401)

Effect of exchange rate changes on
 cash and cash equivalents                           (1,176)        (3,414)

Net increase in cash and cash
 equivalents                                            424         21,898
Cash and cash equivalents at
 beginning of year                                  517,654        282,249
Cash and cash equivalents at end of
 period                                        $    518,078   $    304,147

Supplemental cash flow information:
  Net cash paid during the period for
   income taxes                                $      4,248   $      4,668

Fiscal Year 2006                          QTR 1           QTR 2           QTR 3           QTR 4          YTD2006
-----------------------------------   -------------   -------------   -------------   -------------   -------------
Financial Statistics
(in millions):
Total net revenues                    $       355.1                                                   $       355.1
  License and other
   revenues                           $       296.4                                                   $       296.4
  Maintenance revenues                $        58.7                                                   $        58.7

Gross Margin                                     88%                                                             88%

GAAP Operating Expenses               $       264.5                                                   $       264.5
GAAP Operating Margin                            26%                                                             26%
GAAP Net Income                       $        76.1                                                   $        76.1
GAAP Net Income Per Share
 (diluted)                            $        0.31                                                   $        0.31
Non-GAAP Operating Expenses
 (1) (2)                              $       264.5                                                   $       264.5
Non-GAAP Operating Margin
 (1) (3)                                         26%                                                             26%
Non-GAAP Net Income (1) (4)           $        74.9                                                   $        74.9
Non-GAAP Net Income Per
 Share (diluted) (1) (5)              $        0.30                                                   $        0.30
Total Cash and Marketable
 Securities                           $       537.8                                                   $       537.8
Days Sales Outstanding                           48                                                              48
Capital Expenditures                  $         5.5                                                   $         5.5
Cash from Operations                  $        65.3                                                   $        65.3
GAAP Depreciation and
Amortization                          $        12.6                                                   $        12.6

Revenue by Geography (in millions):
Americas                              $       130.5                                                   $       130.5
Europe                                $       134.1                                                   $       134.1
Asia/Pacific                          $        90.5                                                   $        90.5

Revenue by Division (in millions):
Design Solutions Segment              $       313.2                                                   $       313.2
  Manufacturing Solutions
   Division                           $        59.1                                                   $        59.1
  Infrastructure
   Solutions
   Division                           $        39.3                                                   $        39.3
  Building Solutions
   Group                              $        37.1                                                   $        37.1
  Platform
   Technology Group
    and other                         $       177.7                                                   $       177.7

Media and Entertainment
 Segment                              $        41.2                                                   $        41.2

Upgrade Revenue (in millions):
Upgrade Revenue                       $        64.6                                                   $        64.6

Deferred Maintenance Revenue
 (in millions):
Deferred Maintenance Revenue
 Balance                              $       166.1                                                   $       166.1

Operating Income (Loss) by
 Segment (in millions):
Design Solutions                      $       151.1                                                   $       151.1
Media and Entertainment               $         8.2                                                   $         8.2
Unallocated amounts                   $       (68.7)                                                  $       (68.7)

Headcount:
Headcount                                     3,661                                                           3,661

Common Stock Statistics:
Stock Outstanding

Non-GAAP EPS Calculation
 -- diluted                             249,272,000                                                     249,272,000
Stock Repurchased                         2,497,700                                                       2,497,700
Installed Base Statistics:
Total AutoCAD-based
 Installed Base                           3,700,800                                                       3,700,800
Total Inventor Installed
 Base                                       445,800                                                         445,800

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.

     In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

(2) GAAP Operating Expenses           $       264.5   $          --   $          --   $          --   $       264.5
     Non-GAAP Adjustment              $          --   $          --   $          --   $          --   $          --
     Non-GAAP Operating Expenses      $       264.5   $          --   $          --   $          --   $       264.5

(3) GAAP Operating Margin                        26%              0%              0%              0%             26%
     Non-GAAP Adjustment                          0%              0%              0%              0%              0%
     Non-GAAP Operating Margin                   26%              0%              0%              0%             26%

(4) GAAP Net Income                   $        76.1   $          --   $          --   $          --   $        76.1
     Non-recurring tax benefit        $        (1.2)  $          --   $          --   $          --   $        (1.2)
     Non-GAAP Net Income              $        74.9   $          --   $          --   $          --   $        74.9

(5)  GAAP Net Income Per Share
      (diluted)                       $       0.305   $          --   $          --   $          --   $       0.305
      Non-recurring tax benefit       $      (0.005)  $          --   $          --   $          --   $      (0.005)
      Non-GAAP Net Income Per Share
       (diluted)                      $       0.300   $          --   $          --   $          --   $       0.300

Fiscal Year 2005                          QTR 1           QTR 2           QTR 3           QTR 4          YTD2005
-----------------------------------   -------------   -------------   -------------   -------------   -------------
Financial Statistics
 (in millions):
Total net revenues                    $       297.9   $       279.6   $       300.2   $       356.2   $     1,233.8
  License and other
   revenues                           $       260.5   $       238.5   $       254.5   $       303.7   $     1,057.1
  Maintenance revenues                $        37.4   $        41.1   $        45.7   $        52.5   $       176.7

Gross Margin                                     86%             86%             86%             88%             86%

GAAP Operating Expenses               $       202.5   $       190.0   $       202.9   $       234.0   $       829.5
GAAP Operating Margin                            18%             18%             18%             22%             19%
GAAP Net Income                       $        42.5   $        39.2   $        74.1   $        65.8   $       221.5
GAAP Net Income
 Per Share
  (diluted) (6)                       $        0.18   $        0.16   $        0.30   $        0.26   $        0.90

Non-GAAP Operating
 Expenses (1)(2)                      $       194.2   $       186.3   $       200.0   $       222.2   $       802.7
Non-GAAP Operating
 Margin (1) (3)                                  21%             19%             19%             25%             21%
Non-GAAP Net Income
(1) (4)                               $        51.3   $        44.2   $        47.7   $        75.2   $       218.4
Non-GAAP Net Income Per
 Share (diluted)
(1) (5) (6)                           $        0.22   $        0.18   $        0.19   $        0.30   $        0.88

Total Cash and Marketable
 Securities                           $       519.4   $       571.7   $       518.0   $       532.7   $       532.7
Days Sales Outstanding                           43              51              50              50              50
Capital Expenditures                  $         5.9   $         9.9   $        13.5   $        11.5   $        40.8
Cash from Operations                  $        55.2   $        83.5   $        90.8   $       143.7   $       373.1
GAAP Depreciation and
 Amortization                         $        12.5   $        12.9   $        13.2   $        13.4   $        52.0

Revenue by Geography
 (in millions):
Americas                              $       121.5   $       115.1   $       137.0   $       137.3   $       510.9
Europe                                $       108.8   $        98.9   $        95.8   $       140.2   $       443.7
Asia/Pacific                          $        67.6   $        65.6   $        67.4   $        78.7   $       279.2

Revenue by Division
 (in millions):
Design Solutions
 Segment                              $       260.2   $       242.4   $       256.4   $       312.3   $     1,071.3
  Manufacturing
   Solutions
   Division                           $        44.8   $        44.2   $        50.4   $        60.3   $       199.7
  Infrastructure
   Solutions
   Division                           $        35.5   $        33.6   $        35.8   $        42.9   $       147.8
  Building Solutions
   Group                              $        27.2   $        28.8   $        29.1   $        39.2   $       124.3
  Platform Technology
   Group and other                    $       152.7   $       135.8   $       141.1   $       169.9   $       599.5

Media and
 Entertainment
 Segment                              $        37.6   $        36.7   $        43.1   $        42.6   $       160.0

Upgrade Revenue
 (in millions):
Upgrade Revenue                       $        66.2   $        46.4   $        55.8   $        92.9   $       261.3

Deferred Maintenance
 Revenue
 (in millions):
Deferred Maintenance
 Revenue Balance                      $        96.7   $       107.1   $       113.0   $       140.8   $       140.8

Operating Income (Loss)
 by Segment
 (in millions):
Design Solutions                      $       122.7   $       105.2   $       114.3   $       147.1   $       489.3
Media and
 Entertainment                        $         3.3   $         6.5   $         6.9   $        10.6   $        27.3
Unallocated amounts                   $       (72.5)  $       (62.3)  $       (67.4)  $       (79.5)  $      (281.7)

Headcount:
Headcount                                     3,409           3,443           3,437           3,477           3,477

Common Stock Statistics (6):
Stock Outstanding

Non-GAAP EPS
 Calculation
 - diluted                              238,565,000     250,607,000     248,045,000     252,674,000     246,977,000
Stock
 Repurchased                             10,365,200       3,319,600       8,032,200       4,199,800      25,916,800

Installed Base Statistics:
AutoCAD
Total AutoCAD-based

 Installed
  Base*                                   3,469,400       3,514,600       3,571,800       3,618,000       3,618,000
Stand-alone
 AutoCAD                                                                                                  2,490,000
AutoCAD Mechanical                                                                                          149,400
AutoCAD Map                                                                                                 203,700
Architectural Desktop                                                                                       383,900
Land Desktop                                                                                                109,900
* Includes prior period
  adjustment of approximately
  28,000 seats

AutoCAD LT Installed Base                                                                                 2,677,900

Total Inventor
 Installed
 Base                                       306,600         349,500         388,800         422,900         422,900

(1) To supplement our consolidated financial statements presented on a GAAP basis, Autodesk uses non-GAAP measures of operating results, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside of our core operating results.

     In addition, these adjusted non-GAAP results are among the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or diluted net income per share prepared in accordance with generally accepted accounting principles in the United States.

(2) GAAP Operating
     Expenses                         $       202.5   $       190.0   $       202.9   $       234.0   $       829.5
  Restructuring                       $        (8.3)  $        (3.7)  $        (2.9)  $       (11.8)  $       (26.7)
  Non-GAAP Operating
   Expenses                           $       194.2   $       186.3   $       200.0   $       222.2   $       802.7

(3) GAAP Operating
     Margin                                      18%             18%             18%             22%             19%
  Restructuring                                   3%              1%              1%              3%              2%
  Non-GAAP Operating
   Margin                                        21%             19%             19%             25%             21%

(4) GAAP Net Income                   $      42.505   $      39.165   $      74.070   $      65.768   $     221.508
     Restructuring                    $       8.250   $       3.717   $       2.922   $      11.811   $      26.700
  Income tax effect
   on restructuring (7)               $      (1.650)  $      (0.744)  $      (0.584)  $      (2.363)  $      (5.341)
  Dividends Received
   Deduction benefit
   for current fiscal
   year (7)                           $       2.244   $       2.054   $      (4.298)  $          --   $          --

  Dividends Received
   Deduction benefit
   for prior fiscal
   years (7)                          $          --   $          --   $     (15.540)  $          --   $     (15.540)
  Non-recurring tax
   benefit                            $          --   $          --   $      (8.905)  $          --   $      (8.905)
  Non-GAAP Net Income                 $      51.349   $      44.192   $      47.665   $      75.216   $     218.422

(5) GAAP Net Income
     Per Share
     (diluted)(6)                     $       0.178   $       0.156   $       0.299   $       0.260   $       0.897
  Restructuring                       $       0.035   $       0.015   $       0.012   $       0.047   $       0.108
  Income tax effect
   on restructuring (7)               $      (0.007)  $      (0.003)  $      (0.002)  $      (0.009)  $      (0.022)
  Dividends Received
   Deduction benefit
   for current fiscal
   year (7)                           $       0.009   $       0.008   $      (0.017)  $          --   $          --

  Dividends Received
   Deduction benefit
   for prior fiscal
   years (7)                          $          --   $          --   $      (0.064)  $          --   $      (0.063)
  Non-recurring tax
   benefit                            $          --   $          --   $      (0.036)  $          --   $      (0.036)
  Non-GAAP Net Income
   Per Share (diluted) (6)            $       0.215   $       0.176   $       0.192   $       0.298   $       0.884

(6) On November 16, 2004 the Board of Directors authorized a two-for-one stock split in the form of a stock dividend to stockholders of record as of December 6, 2004. Historical common stock statistics and per share amounts have been restated to reflect the effect of the stock split.

(7) In the third quarter of fiscal 2005, Autodesk determined that its consolidated fiscal year effective income tax rate declined from 24% to 20%. For purposes of comparison, we have assumed the new estimated effective income tax rate of 20% in calculating our non-GAAP net income and non-GAAP earnings per share for each individual quarter of fiscal 2005.

SOURCE  Autodesk, Inc.
    -0-                             05/19/2005
    /CONTACT: investors, Sue Pirri, sue.pirri@autodesk.com, or +1-415-507-6467, or John Clancy, john.clancy@autodesk.com, or +1-415-507-6373, or press, Nicole Pack, nicole.pack@autodesk.com, or +1-415-507-6282, all of Autodesk, Inc./
    /Web site:  http://www.autodesk.com /